Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2013 Equity Incentive Plan of Ashford Hospitality Prime, Inc. of our report dated March 31, 2014, with respect to the consolidated financial statements and schedule of Ashford Hospitality Prime, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Dallas, Texas

March 31, 2014